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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


                                                              Jurisdiction or             Name of
             Subsidiary                                  State of Incorporation         Subsidiary
             ----------                                  ----------------------         ----------
Pinnacle National Bank (2)                                       Tennessee              (1)

PFP Title Company (3)                                            Tennessee

Pinnacle Community Development Corporation (3)                   Tennessee

PNFP Statutory Trust I (4)                                      Connecticut

PNFP Holdings, Inc. (5)                                            Nevada

PNFP Properties, Inc. (6)                                         Maryland

Pinnacle Advisory Services, Inc. (7)                             Tennessee

Pinnacle Credit Enhancement Services, Inc. (7)                   Tennessee

PNFP Statutory Trust II (8)                                       Delaware


1. Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading "Subsidiary."

2. As a national bank, Pinnacle National Bank is organized under the federal laws of the United States of America.

3. PFP Title Company and Pinnacle Community Development Corporation are wholly-owned subsidiaries of Pinnacle National Bank.

4. PNFP Statutory Trust I is a statutory business trust which was established to issue capital trust preferred securities.

5.       PNFP Holdings, Inc. is a wholly-owned subsidiary of PFP Title Company.

6.       PNFP Properties, Inc. is a wholly-owned subsidiary of PNFP Holdings,
         Inc.

7. Pinnacle Advisory Services, Inc. and Pinnacle Credit Enhancement Services, Inc. are both wholly-owned subsidiaries of Pinnacle Financial Partners, Inc.

8. PNFP Statutory Trust II is a statutory business trust which was established to issue capital trust preferred securities.